EXHIBIT 1.1

20,000,000 Units1

Roman DBDR Acquisition Corp. II

UNDERWRITING AGREEMENT

[●], 2024

B. Riley Securities, Inc.
299 Park Avenue
New York, NY 10171

As Representative of the several Underwriters

Ladies and Gentlemen:

Roman DBDR Acquisition Corp. II, a Cayman Island exempted company (the “Company”), proposes to sell to you and, as applicable, to the several underwriters named in Schedule I hereto (collectively, the “Underwriters”), for whom you (the “Representative”) are acting as representative, 20,000,000 units (the “Units”) of the Company (said Units to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to 3,000,000 additional units to cover over-allotments, if any (the “Option Securities”). The Option Securities and the Underwritten Securities are hereinafter collectively called the “Securities.” To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representative as used herein shall mean you, as Underwriter, and the term Underwriter shall mean either the singular or plural as the context requires. Certain capitalized terms used herein and not otherwise defined are defined in Section 21 hereof.

Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (the “Shares”), and one-half of one redeemable warrant, where each whole warrant entitles the holder to purchase one Share (the “Warrants”). The Shares and the Warrants included in the Units will not trade separately until the 52nd day following the date of the Prospectus (unless the Representative informs the Company of its decision to allow earlier separate trading), subject to (a) the Company’s preparation of an audited balance sheet reflecting the receipt by the Company of the proceeds of the Offering (as defined below), (b) the filing of such audited balance sheet with the Commission on a Current Report on Form 8-K or similar form by the Company that includes such audited balance sheet, and (c) the Company having issued a press release announcing when such separate trading will begin. Each whole Warrant entitles its holder, upon exercise, to purchase one Share at a price of $11.50 per Share during the period commencing on the later of thirty (30) days after the completion of the Company’s initial Business Combination (as defined below) or twelve (12) months from the date of the consummation of the Offering and terminating on the five-year anniversary of the date of the completion of such initial Business Combination or earlier upon redemption or Liquidation (as defined below). As used herein, the term “Business Combination” (as described more fully in the Registration Statement, as defined below) shall mean a merger, capital share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses.

The Company has entered into an Investment Management Trust Agreement, effective as of [●], 2024, with Continental Stock Transfer & Trust Company (“CST”), as trustee, in substantially the form filed as an exhibit to the Registration Statement (the “Trust Agreement”), pursuant to which certain proceeds from the sale of the Private Placement Warrants (as defined below) and certain proceeds from the Offering will be deposited and held in a U.S.-based trust account (the “Trust Account”) for the benefit of the Company, the Underwriters and the holders of the Underwritten Securities and the Option Securities, if and when issued.

The Company has entered into a Warrant Agreement, effective as of [●], 2024, with respect to the Warrants and the Private Placement Warrants with CST, as warrant agent, in substantially the form filed as an exhibit to the Registration Statement (the “Warrant Agreement”), pursuant to which CST will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption, and exercise of the Warrants and the Private Placement Warrants.

1        Plus an option to purchase from the Company up to 3,000,000 additional Units to cover over-allotments, if any.

The Company has entered into a Securities Subscription Agreement, dated as of July 25, 2024 (the “Founder’s Purchase Agreement”), with Roman DBDR Acquisition Sponsor II LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which the Sponsor purchased an aggregate of 7,666,667 Class B ordinary shares, par value $0.0001 per share, of the Company (including the Shares issuable upon conversion thereof, where applicable, the “Founder Shares”), for an aggregate purchase price of $25,000. The Founder Shares are substantially similar to the Shares included in the Units except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

The Sponsor will initially purchase from the Company, pursuant a sponsor purchase agreement (the “Sponsor Purchase Agreement”), 4,885,000 warrants (and up to 5,260,000 warrants if the over-allotment option is exercised in full) and the Underwriters will purchase from the Company, pursuant to the an agreement (the “Underwriters Purchase Agreement”), an aggregate of 2,500,000 warrants (and up to 2,875,000 private placement warrants if the over-allotment option is exercised in full), which warrants are substantially identical to the Public Warrants subject to certain exceptions (collectively, the “Private Placement Warrants” and together with the Public Warrants, the “Warrants”), at a purchase price of $1.00 per Private Placement Warrant, in a private placement intended to be exempt from registration under the Act pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”). The private placement of the Private Placement Warrants to the Sponsor and the Underwriters is referred to herein as the “Private Placement.” Certain proceeds from the sale of the Private Placement Warrants shall be deposited into the Trust Account. None of the Private Placement Warrants (or the underlying Ordinary Shares) may be sold, assigned or transferred by the Sponsor or the Underwriters, other than to their permitted transferees, until thirty (30) days after consummation of a Business Combination. The Underwriters acknowledge and agree that the Private Placement Warrants and the underlying Ordinary Shares acquired by the Underwriters pursuant to the Underwriters Purchase Agreement will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will therefore also be subject to lock-up for a period of 180 days immediately following the commencement of sales of the Offering, subject to certain limited exceptions, pursuant to FINRA Rule 5110(e)(1). Accordingly, the Private Placement Warrants and the underlying Ordinary Shares acquired by the Underwriters pursuant to the Underwriters Purchase Agreement may not be sold, transferred, assigned, pledged or hypothecated nor may they be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for 180 days immediately following the commencement of sales of the Offering, except to any FINRA member participating in the Offering and the officers, partners, registered persons or affiliates thereof, if all securities so transferred remain subject to the lock-up restriction for the remainder of the time period.

The Company has entered into a Registration Rights Agreement, dated as of [●], 2024, with the Sponsor and the other parties thereto, in substantially the form filed as an exhibit to the Registration Statement (the “Registration Rights Agreement”), pursuant to which the Company has granted certain registration rights in respect of the Founder Shares, the Private Placement Warrants, the warrants that may be issued upon conversion of working capital loans (which will be substantially similar to the Private Placement Warrants), and the Shares underlying such warrants and Private Placement Warrants.

The Company has caused to be duly executed and delivered a Letter Agreement, dated [●], 2024, by and among the Sponsor and each of the Company’s officers, directors, and director nominees, in substantially the form filed as an exhibit to the Registration Statement (the “Insider Letter”).

The Company has entered into an Administrative Support Agreement, dated as of [●], 2024, with the Sponsor, in substantially the form filed as an exhibit to the Registration Statement (the “Administrative Services Agreement”), pursuant to which the Company will pay to the Sponsor an aggregate monthly fee of $10,000 for certain office space, utilities and secretarial and administrative support from the date of the Prospectus that the Company will file in accordance with Rule 424(b) until the earlier of (x) the consummation of an initial Business Combination and (y) the Liquidation.

1.              Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)            The Company has prepared and filed with the Commission the registration statement (File No. 333- 282186) on Form S-1 (the “Registration Statement”), including the related Preliminary Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company has filed one or more amendments thereto, including the related Preliminary Prospectus, each of which has previously been furnished to the Representative. The Company will file with the Commission the Prospectus in accordance with Rule 424(b). As filed, such Prospectus shall contain all information required by the Act and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representative prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you and that has been approved by you, prior to the Execution Time, will be included or made therein. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information.

(b)            On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (an “Additional Closing Date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; any individual Written Testing-the-Waters Communication (as defined herein), as of its date of use, complied in all material respects with the Act, and, when considered together with the General Disclosure Package, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Additional Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(c)            The General Disclosure Package, as of the Applicable Time, did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the General Disclosure Package in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d)            The Company has filed with the Commission a Form 8-A (File No. 001-[●]) providing for the registration under the Exchange Act of the Securities, which registration is currently effective on the date hereof. The Securities have been authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on The Nasdaq Global Market, and the Company knows of no reason or set of facts that is likely to adversely affect such authorization.

(e)            The Commission has not issued any order or, to the Company’s knowledge, threatened to issue any order preventing or suspending the effectiveness of the Registration Statement or the use of any Preliminary Prospectus, the Prospectus or any part thereof, and has not instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

(f)            (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was and is an Ineligible Issuer (as defined in Rule 405).

(g)            The Company has not prepared or used a Free Writing Prospectus in connection with the Offering (as defined below).

(h)            The Company has been duly incorporated and is validly existing as a company in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the General Disclosure Package and the Prospectus and to enter into this Agreement, the Trust Agreement, the Warrant Agreement, the Founder’s Purchase Agreement, the Private Placement Agreements, the Registration Rights Agreement, the Insider Letter and the Administrative Services Agreement and to carry out the transactions contemplated hereby and thereby, and except where the failure to be so qualified or be in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (as defined herein), is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification.

(i)             There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the General Disclosure Package and the Prospectus under the headings “Principal Shareholders,” “Certain Relationships and Related Party Transactions,” and “Description of Securities” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are in all material respects accurate and fair summaries of such legal matters, agreements, documents or proceedings. There are no business relationships or related party transactions involving the Company or any other person required by the Act to be described in the Registration Statement or Prospectus that have not been described as required.

(j)             The Company’s authorized equity capitalization is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(k)            All issued and outstanding ordinary shares of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and none of such shares were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The offers and sales of the outstanding ordinary shares and Warrants were at all relevant times either registered under the Act, the applicable state securities and blue sky laws or, based in part on the representations and warranties of the purchasers of such ordinary shares and Warrants, exempt from such registration requirements. The holders of the outstanding ordinary shares of the Company are not entitled to preemptive or other rights to subscribe for the Securities arising by operation of law or under the Memorandum and Articles of Association of the Company (as amended from time to time, the “Amended and Restated Memorandum”), or otherwise; and, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for shares or other ownership interests in the Company are outstanding.

(l)            The Securities have been duly authorized and when issued and delivered by the Company against payment for the Securities by the Underwriters pursuant to this Agreement, will be validly issued.

(m)           The Shares included in the Units have been duly authorized and, when issued and delivered by the Company against payment for the Securities by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and non-assessable.

(n)           The Warrants included in the Units, when issued and delivered in the manner set forth in the Warrant Agreement against payment for the Securities by the Underwriters pursuant to this Agreement, will be duly issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(o)            The Shares issuable upon exercise of the Warrants included in the Units and the Private Placement Warrants have been duly authorized and reserved for issuance upon exercise thereof and, when issued and delivered by the Company against payment therefor pursuant to the Warrants and the Private Placement Warrants, as applicable, and the Warrant Agreement, will be validly issued, fully paid and non-assessable. The holders of such Shares will not be subject to personal liability by reason of being such holders; such Shares are not and will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Shares (other than such execution (if applicable), countersignature (if applicable) and delivery at the time of issuance) have been duly and validly taken.

(p)            Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

(q)            No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company from its inception through and including the date hereof, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(r)            Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities that are required to be “integrated” pursuant to the Act with the offer and sale of the Underwritten Securities pursuant to the Registration Statement.

(s)            The Founder Shares are duly authorized, validly issued, fully paid and non-assessable.

(t)             The Private Placement Warrants, when delivered upon the consummation of the Offering, will be duly issued, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(u)            This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(v)            The Trust Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(w)            The Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(x)            The Founder’s Purchase Agreement has been duly authorized, executed and delivered by the Company and the Sponsor, and is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(y)            The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(z)            The Sponsor Purchase Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(aa)          The Underwriters Purchase Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(bb)          The business combination marketing agreement between B. Riley Securities, Inc. and the Company dated the date hereof has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(cc)          The Insider Letter executed by the Company, the Sponsor and each executive officer, director and director nominee of the Company, has been duly authorized, executed and delivered by the Company, the Sponsor and, to the Company’s knowledge, each such executive officer, director and director nominee, respectively, and is a valid and binding agreement of the Company, the Sponsor and, to the Company’s knowledge, each such executive officer, director and director nominee, respectively, enforceable against the Company, the Sponsor and, to the Company’s knowledge, each such executive officer, director and director nominee of the Company, respectively, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(dd)          The Administrative Services Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution, and delivery thereof by the Sponsor, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(ee)          The Company is not and, after giving effect to the offering and sale of the Securities and the Private Placement Warrants and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(ff)           No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Trust Agreement, the Warrant Agreement, the Founder’s Purchase Agreement, the Private Placement Agreements, the Registration Rights Agreement, the Insider Letter or the Administrative Services Agreement, except for the registration under the Act and the Exchange Act of the Securities and such as may be required under state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the General Disclosure Package and the Prospectus.

(gg)         The Company is not in violation or default of (i) any provision of the Amended and Restated Memorandum, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any (x) statute, law, rule, regulation, or (y) judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company; except in the case of clauses (ii) and (iii) above for any such conflict, breach or violation that would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the financial condition, prospects, earnings, business or properties of the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(oo)          Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Trust Agreement, the Warrant Agreement, the Founder’s Purchase Agreement, the Private Placement Agreements, the Registration Rights Agreement, the Insider Letter or the Administrative Services Agreement will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the Amended and Restated Memorandum, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which the Company’s property is subject, or (iii) any statute, law, rule, or regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its respective properties.

(pp)          The historical financial statements, including the notes thereto and the supporting schedules, if any, of the Company included in the General Disclosure Package, the Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary financial data set forth under the caption “Summary Financial Data” in the General Disclosure Package, Prospectus and Registration Statement fairly present, on the basis stated in the General Disclosure Package, Prospectus and Registration Statement, the information included therein. The Company is not party to any off-balance sheet transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(qq)          No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Sponsor, or, to the Company’s knowledge, any of its executive officers, directors or director nominees, or the property of the Company is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby by the Company or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(rr)           The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(ss)          Marcum LLP (“Marcum”), who has certified certain financial statements of the Company and delivered its report with respect to the audited financial statements and schedules included in the Registration Statement, General Disclosure Package and the Prospectus, is a registered public accounting firm that is independent with respect to the Company within the meaning of the Act and the Exchange Act and the applicable published rules and regulations thereunder.

(tt)           The Company maintains effective “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) to the extent required by such rule.

(uu)         Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act.

(vv)         There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, Nasdaq Marketplace Rule 5605. Further, there is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, the phase-in requirements and all other provisions of the Nasdaq Stock Market LLC corporate governance requirements set forth in the Nasdaq Marketplace Rules.

(ww)        There are no transfer, stamp, issue, registration, documentary or other similar taxes, duties, fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, or under the laws of any non U.S. jurisdiction, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

(xx)          The Company has filed all tax returns (including U.S. federal, state and non U.S.) that are required to be filed by it or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) through the date hereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which adequate reserves required by generally accepted accounting principles have been created with respect thereto or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(yy)          The Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(zz)          None of the Company, the Sponsor or to the Company’s knowledge, any director, director nominee, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company: (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity: (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that could result in a violation by the Company, the Sponsor or such other persons of the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”). The Company, the Sponsor and, to the Company’s knowledge, its directors, director nominees, officers, agents, employees and affiliates have each conducted the business of the Company and their own businesses on behalf of the Company in compliance with the FCPA and any applicable similar anti-corruption and anti-bribery law or regulation and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(aaa)        The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Company conducts business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(bbb)       None of the Company, the Sponsor or, to the Company’s knowledge, any director, director nominee, officer, agent or affiliate of the Company is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any similar sanctions imposed by any other body, governmental or other, to which any of such persons is subject (collectively, “other economic sanctions”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any sanctions administered by OFAC or other economic sanctions.

(ccc)        Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any of the Underwriters.

(ddd)       All information contained in the questionnaires (the “Questionnaires”) completed by the Sponsor and, to the knowledge of the Company, the Company’s officers, directors and director nominees and provided to the Underwriters, is true and correct in all material respects and the Company has not become aware of any information that would cause the information disclosed in the Questionnaires completed by the Sponsor or the Company’s officers, directors and director nominees to become inaccurate and incorrect in any material respect that has not otherwise been disclosed to the Representative by the Company.

(eee)        Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, prior to the date hereof, the Company has not selected any specific initial Business Combination target and has not, nor, has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any initial Business Combination target.

(fff)          Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Company or the Sponsor with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company, the Sponsor or any officer or director of the Company, or their respective affiliates, that may affect the Underwriters’ compensation, as determined by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(ggg)       Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not made any direct or indirect payments (in cash or securities) that would qualify as “underwriting compensation” as defined in Rule 5110(j)(22) of FINRA’s Conduct Rules ): (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any person that, to the Company’s knowledge, has been accepted by FINRA as a member of FINRA (a “Member”); or (iii) to any person or entity that, to the Company’s knowledge, has any direct or indirect affiliation or association with any Member, within the FINRA Review Period, as defined in Rule 5110(j)(20) of FINRA’s Conduct Rules, other than payments to the Underwriters pursuant to this Agreement.

(hhh)       Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, during the period beginning 180 days prior to the initial filing of the Registration Statement and ending on the Effective Date, no Member and/or any person associated or affiliated with a Member has provided any investment banking, financial advisory and/or consulting services to the Company.

(iii)           Except as disclosed in the FINRA Questionnaires provided to the Representative, to the Company’s knowledge, no officer, director, or beneficial owner of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a Member or a person associated or affiliated with a Member.

(jjj)           Except as disclosed in the FINRA Questionnaires provided to the Representative, to the Company’s knowledge, no Company Affiliate is an owner of shares or other securities of any Member (other than securities purchased on the open market).

(kkk)        [Reserved]

(lll)           Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no proceeds from the sale of the Underwritten Securities (excluding underwriting compensation as disclosed in the Registration Statement, General Disclosure Package and the Prospectus) will be paid by the Company to any Member, or any persons associated or affiliated with a Member.

(mmm)     Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a “participating member,” as defined in Rule 5110(j)(15) of FINRA’s Conduct Rules, in the Offering within the FINRA Review Period, as defined in Rule 5110(j)(20) of FINRA’s Conduct Rules.

(nnn)       Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no person to whom securities of the Company have been privately issued within the FINRA Review Period, as defined in Rule 5110(j)(20) of FINRA’s Conduct Rules has, to the Company’s knowledge, any relationship or affiliation or association with any Member intending to participate in the Offering.

(ooo)       To the Company’s knowledge, no Member intending to participate in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” means, if at the time of the Member’s participation in the Offering, any of the following applies: (A) the securities are to be issued by the Member; (B) the Company controls, is controlled by or is under common control with the Member or the Member’s associated persons; (C) at least 5% of the net offering proceeds, not including underwriting compensation, are intended to be: (i) used to reduce or retire the balance of a loan or credit facility extended by the Member, its affiliates and its associated persons, in the aggregate; or (ii) otherwise directed to the Member, its affiliates and associated persons, in the aggregate; or (D) as a result of the Offering and any transactions contemplated at the time of the Offering: (i) the Member will be an affiliate of the Company; (ii) the Member will become publicly owned; or (iii) the Company will become a Member or form a broker-dealer subsidiary. As used herein, the term “Member intending to participate in the Offering” includes any associated person of a Member that is participating in the Offering, any members of such associated person’s immediate family, and any affiliate of a Member that is participating in the Offering.

(ppp)       The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(qqq)       The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

(rrr)          No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, director nominee, officer, shareholder, special advisor, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Act or the Exchange Act to be described in the Registration Statement, General Disclosure Package or the Prospectus that is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors or director nominees of the Company or any of their respective family members, except as disclosed in the Registration Statement, General Disclosure Package and the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

(sss)        The Company has not offered, or caused the Underwriters to offer, the Underwritten Securities to any person or entity with the intention of unlawfully influencing: (a) a customer or supplier of the Company or any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

(ttt)          Upon delivery and payment for the Units on the Closing Date, the Company will not be subject to Rule 419 under the Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

(uuu)       From the time of the initial confidential submission of the Registration Statement to the Commission through the Execution Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(vvv)       As of the time of filing of the Registration Statement, the Company was a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act.

(www)     The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto or other Written Testing-the-Waters Communications that contain substantially the same information, of which the Representative has been made aware. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act, and “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the Offering shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.              Purchase and Sale.

(a)            Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $9.80 per Unit, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b)            Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 3,000,000 Option Securities at the same purchase price per Unit as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 45th day after the date of the Prospectus upon written notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the Additional Closing Date. The number of Option Securities to be purchased by each Underwriter shall be based upon the same percentage of the total number of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as the Representative in its absolute discretion shall make to eliminate any fractional shares.

3.              Delivery and Payment.

(a)            Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2 hereof shall have been exercised on or before the first Business Day prior to the Closing Date) shall be made at 10:00 a.m., New York City time, on [●], 2024, or at such time on such later date not more than one Business Day after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof by wire transfer payable in same-day funds to an account specified by the Company and to the Trust Account as described below in this Section 3. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct.

(b)            Payment for the Underwritten Securities shall be made as follows: $196,000,000 of the proceeds received by the Company for the Underwritten Securities shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement along with such portion of the gross proceeds of the Private Placement Warrants (the “Private Placement Portion”) in order for the Trust Account to equal the product of (i) the number of Units sold and (ii) $10.05, upon delivery to the Representative of the Underwritten Securities through the facilities of DTC or, if the Representative has otherwise instructed, upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Underwritten Securities, in each case for the account of the Underwriters. Underwritten Securities shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two Business Days prior to the Closing Date. If delivery is not made through the facilities of DTC, the Company will permit the Representative to examine and package the Underwritten Securities for delivery, at least one Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Underwritten Securities except upon tender of payment by the Representative for all the Underwritten Securities.

(c)            Payment for the Option Securities shall be made as follows: $9.80 per Option Security shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement upon delivery to the Representative of the Option Securities through the facilities of DTC or, if the Representative has otherwise instructed, upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Option Securities (or through the facilities of DTC) for the account of the Underwriters. The Option Securities shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two Business Days prior to the Closing Date. If delivery is not made through the facilities of DTC, the Company will permit the Representative to examine and package the Option Securities for delivery, at least one Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Option Securities except upon tender of payment by the Representative for all the Option Securities.

(d)            If the option provided for in Section 2 hereof is exercised after the first Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representative, in the same manner as the delivery of the Underwritten Securities, on the date specified by the Representative (which shall be at least one Business Day after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representative of the purchase price thereof to the Trust Account as described above in Section 3(b). If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representative on the Additional Closing Date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.              Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus (the “Offering”).

5.              Agreements. The Company agrees with the several Underwriters that:

(a)            Prior to the termination of the Offering, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished the Representative a copy for its review prior to filing and will not file any such proposed amendment, supplement or Rule 462(b) Registration Statement to which the Representative reasonably objects. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the Offering, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, any Rule 462(b) Registration Statement or any Written Testing-the-Waters Communication or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Written Testing-the-Waters Communication, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)            If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event or development occurs as a result of which the Preliminary Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representative so that any use of the Preliminary Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Preliminary Prospectus to correct such statement or omission in a form reasonably acceptable to the Representative; and (iii) supply any amendment or supplement to the Representative in such quantities as it may reasonably request.

(c)            If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event or development occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representative of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to the Representative in such quantities as it may reasonably request.

(d)            As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries that will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)            The Company will not make any offer relating to the Units that constitutes or would constitute a Free Writing Prospectus or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Act.

(f)            The Company will furnish to the Representative and counsel for the Underwriters, upon request and without charge, a copy of the Registration Statement (with exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and any supplement thereto as the Representative may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the Offering.

(g)            The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h)            The Company will not, without the prior written consent of the Representative, (x) offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any other Units, ordinary shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, ordinary shares or publicly announce an intention to effect any such transaction during the period commencing on the date hereof and ending 180 days after the date of this Agreement or (y) release the Sponsor or any officer, director or director nominee of the Company from the 180-day lock-up contained in the Insider Letter; provided, however, that the Company may (1) issue and sell the Private Placement Warrants, (2) issue and sell the Option Securities on exercise of the option provided for in Section 2 hereof, (3) issue securities in connection with the initial Business Combination, (4) issue up to 1,500,000 additional warrants with the terms identical to the Private Placement Warrants, at a price of $1.00 per warrant, for the repayment of loans, which may be made by the Sponsor or an affiliate of the Sponsor or any of the officers or directors of the Company, to finance transaction costs in connection with the initial Business Combination and (5) register with the Commission pursuant to the Registration Rights Agreement, in accordance with the terms of the Registration Rights Agreement, the resale of the securities covered thereby.

(i)            The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j)            The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates, if any, for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the Offering; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on The Nasdaq Global Market; (vi) the printing and delivery of a preliminary blue sky memorandum, any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any filings required to be made with FINRA (including filing fees and the reasonable and documented FINRA-related fees and expenses of counsel for the Underwriters not to exceed $20,000); (vii) all fees, expenses and disbursements relating to investigations and background checks of the Company’s officers and directors (which fees and disbursements shall not exceed $25,000 in the aggregate); (viii) the transportation and other expenses incurred by or on behalf of the Company (and not the Underwriters) in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and fees and expenses of counsel to the Underwriters (including the fees set forth in (vi) herein) not to exceed $100,000; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder. In addition, the Company hereby agrees to pay at the closing of the Business Combination, all reasonable and documented out of pocket expenses (including, for the avoidance of doubt, background checks and legal expenses of external counsel) incurred the by the Underwriters in connection therewith and with supporting such Underwriters’ Due Diligence Defense (as defined below). The Underwriter will notify the Company when it proposes to engage legal counsel to assist in supporting its Due Diligence Defense; however, for the avoidance of doubt, failure to timely notify the Company of such engagement shall not negate the Company’s expense reimbursement obligations set forth herein.

(k)            For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, the Company will use its best efforts to maintain the registration of the Units, the Shares and the Warrants under the provisions of the Exchange Act, except after giving effect to a going private transaction or acquisition of the Company after the completion of a Business Combination. The Company will not deregister the Units, the Shares or the Warrants under the Exchange Act (except in connection with a going private transaction or acquisition of the Company after the completion of a Business Combination) without the prior written consent of the Representative.

(l)            The Company shall, on the date hereof, retain its independent registered public accounting firm to audit the balance sheet of the Company as of the Closing Date (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the Offering on the Closing Date. As soon as the Audited Balance Sheet becomes available, the Company shall promptly, but not later than four Business Days after the Closing Date, file a Current Report on Form 8-K with the Commission, which report shall contain the Audited Balance Sheet. Additionally, if not disclosed on such Current Report on Form 8-K, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the option provided for in Section 2 hereof, the Company shall promptly, but not later than four Business Days after the receipt of such proceeds, file a Current Report on Form 8-K with the Commission, which report shall disclose the Company’s sale of the Option Securities and its receipt of the proceeds therefrom.

(m)            For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the Shares and the Warrants cease to be publicly traded, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Quarterly Report on Form 10-Q and the mailing, if any, of quarterly financial information to shareholders.

(n)            For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, the Company shall, to the extent such information or documents are not otherwise publicly available, upon written request from the Representative, furnish to the Representative copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of securities, and, to the extent such information or documents are not otherwise publicly available, upon written request from the Representative, promptly furnish to the Representative: (i) a copy of such registration statements, financial statements and periodic and special reports as the Company shall be required to file with the Commission and from time to time furnishes generally to holders of any such class of its securities; and (ii) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request, all subject to the execution of a satisfactory confidentiality agreement. Any registration statements, financial statements, periodic and special reports or other additional documents referred to in the preceding sentence filed on the Commission’s EDGAR website will be considered furnished for the purposes of this section.

(o)            For a period commencing on the Effective Date and ending at least five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the Shares and the Warrants cease to be publicly traded, the Company shall retain a transfer and warrant agent.

(p)            In no event will the amounts payable by the Company to the Sponsor for office space, utilities and secretarial and administrative support exceed $10,000 per month in the aggregate from the date hereof until the earlier of the date of the consummation of the Business Combination or the Liquidation.

(q)            The Company will not consummate a Business Combination with any entity that is affiliated with the Sponsor or any of the Company’s officers or directors unless the Company, or a committee of its independent directors, obtains an opinion from an independent investment banking firm which is a member of FINRA, or from an independent entity that commonly renders valuation opinions, that such Business Combination is fair to the Company from a financial point of view. The Company shall not pay the Sponsor or its affiliates or any of the Company’s officers, directors or any of their respective affiliates any fees or compensation for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided however, that such officers, directors and affiliates (i) may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on the Company’s behalf to the extent that such expenses do not exceed the amount of available proceeds not deposited in the Trust Account; (ii) may be repaid loans as described in the Registration Statement, the General Disclosure Package and the Prospectus; and (iii) may be paid $10,000 per month for office space, utilities, and secretarial and administrative support pursuant to the Administrative Services Agreement between the Company and the Sponsor.

(r)            The Company will apply the net proceeds from the Offering and the sale of the Private Placement Warrants received by it in a manner consistent in all material respects with the applications described under the caption “Use of Proceeds” in the General Disclosure Package and the Prospectus.

(s)            For a period of 90 days following the Effective Date, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, or has provided or will provide any investment banking, financial, advisory and/or consulting services to the Company, the Company agrees that it shall promptly provide to FINRA (via a FINRA submission), the Representative and its counsel a notification prior to entering into the agreement or transaction relating to a potential Business Combination: (i) the identity of the person or entity providing any such services; (ii) complete details of all such services and copies of all agreements governing such services prior to entering into the agreement or transaction; and (iii) justification as to why the value received by any person or entity for such services is not underwriting compensation for the Offering. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer materials or proxy statement, as applicable, which the Company may file in connection with the Business Combination for purposes of offering redemption of shares held by its shareholders or for soliciting shareholder approval, as applicable.

(t)            The Company shall advise FINRA, the Representative and its counsel if it is aware that any 10% or greater shareholders of the Company becomes an affiliate or associated person of a Member participating in the distribution of the Securities.

(u)            The Company shall cause the proceeds of the Offering and the sale of the Private Placement Warrants to be held in the Trust Account to be invested only in United States government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act as set forth in the Trust Agreement and disclosed in the General Disclosure Package and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to registration under the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it will not be required to register as an investment company under the Investment Company Act.

(v)            During the period prior to the Company’s initial Business Combination or Liquidation, the Company may instruct the trustee under the Trust Agreement to release: (i) interest from the Trust Account in the amounts necessary to pay taxes and permitted withdrawals and (ii) the per-share amount in the Trust Account (including any interest income earned on the amounts held in the Trust Account (which interest shall be net of taxes payable and permitted withdrawals)) to Public Shareholders who properly redeem their Public Shares in connection with a vote to approve an amendment to the Amended and Restated Memorandum to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not consummate an initial Business Combination within the time period prescribed in the Amended and Restated Memorandum. Otherwise, all funds held in the Trust Account (including any interest income earned on the amounts held in the Trust Account (which interest shall be net of taxes payable and permitted withdrawals)) will remain in the Trust Account until the earlier of the consummation of the Company’s initial Business Combination or the Liquidation; provided, however, that in the event of the Liquidation, up to $100,000 of interest income may be released to the Company if the proceeds of the Offering held by the Company outside of the Trust Account are not sufficient to cover the costs and expenses associated with implementing the Company’s plan of dissolution.

(w)            The Company agrees not amend, modify or otherwise change the Warrant Agreement, the Trust Agreement, the Private Placement Agreements, the Registration Rights Agreement and the Insider Letter without the prior written consent of the Representative which will not be unreasonably withheld. Furthermore, the Trust Agreement shall provide that the trustee is required to obtain a joint written instruction signed by both the Company and the Representative with respect to the transfer of the funds held in the Trust Account from the Trust Account, prior to commencing any liquidation of the assets of the Trust Account in connection with the consummation of any Business Combination, and such provision of the Trust Agreement shall not be permitted to be amended without the prior written consent of the Representative.

(x)            The Company will reserve and keep available that maximum number of its authorized but unissued securities that are issuable upon exercise of any of the Warrants and Private Placement Warrants outstanding from time to time and the conversion of the Founder Shares.

(y)            Prior to the earlier of the consummation of a Business Combination and the Liquidation, the Company shall not issue (other than in replacement for lost, stolen or mutilated certificates) any Shares, Warrants or any options or other securities convertible into Shares, or any preferred shares, in each case, that participate in any manner in the Trust Account or that vote as a class with the Shares on a Business Combination.

(z)            The Company shall cause its audit committee to review on a quarterly basis all payments made to the Sponsor, any of the Company’s officers or directors, or to the Company’s or any of such other persons’ respective affiliates.

(aa)          The Company agrees that it will use commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

(bb)          To the extent required by Rule 13a-15(e) under the Exchange Act, the Company will maintain “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc)          The Company will use commercially reasonable efforts to effect and, for a period commencing on the Effective Date and ending at least five (5) years from the date of the consummation of the initial Business Combination or until such earlier time at which the Liquidation occurs or the Shares and Warrants cease to be publicly traded, maintain the listing of the Units, the Shares and the Warrants on The Nasdaq Global Market (or another national securities exchange).

(dd)          As soon as legally required to do so, the Company and its directors and officers, in their capacities as such, shall take all actions necessary to comply with any applicable provisions of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications, and to comply with The Nasdaq Marketplace Rules.

(ee)          The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Amended and Restated Memorandum.

(ff)           The Company will seek to have all vendors, service providers (other than independent accountants), prospective target businesses, lenders or other entities with which it does business enter into agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Shareholders. The Company may forego obtaining such waivers only if the Company shall have received the approval of one of its Chief Executive Officers.

(gg)         The Company may consummate the initial Business Combination and conduct redemptions of Shares for cash upon consummation of such Business Combination without a shareholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, including the filing of tender offer documents with the Commission. Such tender offer documents will contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under the Commission’s proxy rules and will provide each shareholder of the Company with the opportunity prior to the consummation of the initial Business Combination to redeem the Shares held by such shareholder for an amount of cash equal to (A) the aggregate amount then on deposit in the Trust Account as of two Business Days prior to the consummation of the initial Business Combination, representing (x) the proceeds held in the Trust Account from the Offering and the sale of the Private Placement Warrants and (y) any interest income earned on the funds held in the Trust Account (which interest shall be net of taxes payable and permitted withdrawals), divided by (B) the total number of Shares sold as part of the Units in the Offering (the “Public Shares”) then outstanding. Alternatively, the Company will submit such Business Combination to the Company’s shareholders for their approval (“Business Combination Vote”). With respect to the initial Business Combination Vote, if any, the Sponsor and the Company’s officers and directors have agreed to vote all of their Founder Shares and any other Shares purchased during or after the Offering in favor of the Company’s initial Business Combination. If the Company seeks shareholder approval of the initial Business Combination, the Company will offer to each Public Shareholder holding Shares the right to have its shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a per share redemption price (the “Redemption Price”) equal to (I) the aggregate amount then on deposit in the Trust Account as of two Business Days prior to the consummation of the initial Business Combination representing (1) the proceeds held in the Trust Account from the Offering and the sale of the Private Placement Warrants and (2) any interest income earned on the funds held in the Trust Account (which interest shall be net of any taxes payable and permitted withdrawals), divided by (II) the total number of Public Shares then outstanding. If the Company seeks shareholder approval of the initial Business Combination, the Company may proceed with such Business Combination only if a majority of the outstanding Shares voted by the shareholders at a duly held shareholder meeting are voted to approve such Business Combination. If, after seeking and receiving such shareholder approval, the Company elects to so proceed, it will redeem Public Shares, at the Redemption Price, from those Public Shareholders who affirmatively requested such redemption. Only Public Shareholders holding Shares who properly exercise their redemption rights, in accordance with the applicable tender offer or proxy materials related to such Business Combination and the Amended and Restated Memorandum, shall be entitled to receive distributions from the Trust Account in connection with an initial Business Combination, and the Company shall pay no distributions with respect to any other holders of ordinary shares of the Company in connection therewith. In the event that the Company does not effect a Business Combination within the time period prescribed in the Amended and Restated Memorandum, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) Business Days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and permitted withdrawals and less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject, in the case of clauses (ii) and (iii), to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Only Public Shareholders holding Shares included in the Securities shall be entitled to receive such redemption amounts and the Company shall pay no such redemption amounts or any distributions in liquidation with respect to any other shares of the Company. The Sponsor and the Company’s officers and directors have agreed that they will not propose any amendment to its Amended and Restated Memorandum that would affect the substance or timing of the Company’s obligation to redeem 100% of the outstanding Public Shares if the Company has not consummated a Business Combination within the time period prescribed in the Amended and Restated Memorandum unless the Company offers the right to redeem the Public Shares in connection with such amendment, as described in the Registration Statement, General Disclosure Package and the Prospectus.

(hh)          In the event that the Company desires or is required by an applicable law or regulation to cause an announcement (“Business Combination Announcement”) to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing with the Commission announcing the consummation of the Business Combination that indicates that the Underwriters were the underwriters in the Offering, the Company shall supply the Representative with a draft of the Business Combination Announcement and provide the Representative with a reasonable advance opportunity to comment thereon, subject to the agreement of the Underwriters to keep confidential such draft announcement in accordance with the Representative’s standard policies regarding confidential information.

(ii)            The Company will endeavor in good faith, in cooperation with the Representatives, to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Securities, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. Until the earliest of (i) the date on which all Underwriters shall have ceased to engage in market-making activities in respect of the Securities, (ii) the date on which the Securities are listed on The Nasdaq Global Market (or any successor thereto), (iii) a going private transaction after the completion of a Business Combination, and (iv) the date of the liquidation of the Company, in each jurisdiction where such qualification shall be effected, the Company will, unless the Representatives agree that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required to qualify the Securities for offering and sale under the securities laws of such jurisdiction.

(jj)            If at any time following the distribution of any Written Testing-the-Waters Communication, there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include any untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein in light of the circumstances under which they were made at such time, not misleading, the Company will promptly (i) notify the Representative so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission; and (iii) supply any amendment or supplement to the Representative in such quantities as may be reasonably requested.

(kk)          The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the Act and (ii) completion of the 180-day restricted period referred to in Section 5(h) hereof.

(ll)            If the Representative, in its sole discretion, agrees to release or waive the transfer restrictions set forth in any Insider Letter for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit A hereto through a major news service at least two Business Days before the effective date of the release or waiver.

(mm)        Upon the earlier to occur of the expiration or termination of the Underwriters’ over-allotment option, the Company shall cancel or otherwise effect the forfeiture of Founder Shares from the Sponsor, in an aggregate amount equal to the number of Founder Shares determined by multiplying (a) 1,000,000 by (b) a fraction, (i) the numerator of which is 3,000,000 minus the number of Shares purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 3,000,000. For the avoidance of doubt, if the Underwriters exercise their over-allotment option in full, the Company shall not cancel or otherwise effect the forfeiture of the Founder Shares pursuant to this subsection.

(nn)         If any Underwriter determines, in its sole judgment, that it may be an underwriter of any securities issued pursuant to any registration statement or tender offer document filed with the Commission in connection with the consummation of the Business Combination by the Company, a Target Business or any direct or indirect parent or subsidiary of any of them (any such issuer or co-issuer, a “Registrant,” and any such securities, the “Business Combination Securities”), the Company shall use its reasonable best efforts to provide or cause to be provided to such Underwriter all information and access to all persons, properties and documents reasonably necessary for the Underwriters to complete a due diligence investigation sufficient (in the view of the Underwriters in their sole discretion) to provide the Underwriters with a “reasonable due diligence” defense in respect of any claims that could be brought against an underwriter of the applicable Business Combination Securities under federal and state securities laws, rules and regulations, including, without limitation, Section 11 of the Act (a “Due Diligence Defense”). As used herein, the term “reasonable due diligence” means a reasonable investigation that provides the investigating person a reasonable ground to believe that at the time of the applicable offer, issuance or distribution of any Business Combination Securities, no registration statement, preliminary or final prospectus, proxy statement, tender offer document or offering memorandum, including, without limitation, any document incorporated by reference into any of the foregoing, or any amendment or supplement to any of the foregoing, or any other marketing document used by any Registrant (as defined below), filed with or furnished by the Company to the Commission in connection with the Business Combination but excluding any filing under Rule 425 of the Act or Rule 14a-12 of the Exchange Act (each, a “Business Combination Securities Disclosure Document”), in each case relating to such offer, issuance or distribution, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein not misleading. The Company agrees that it will use its reasonable best efforts to provide to the Representative notice of each filing under Rule 425 of the Act or Rule 14a-12 of the Exchange Act and each other form of public communication about the Business Combination made by the Company (or, if such filing or other public communication is to be made by a Registrant other than the Company, any filing or other public communication which is required to be approved by the Company) reasonably in advance of such filing or public communication. The Company further covenants that it will use its best efforts to confirm that any projections provided to the Representative by any Registrant or prepared by any Registrant or any Registrant Representative (as defined below) of any Registrant and contained in any Business Combination Securities Disclosure Document will be based upon assumptions which, in light of the circumstances under which they were made, were reasonable at the time they were prepared.

(oo)          If any Underwriter determines, in its sole judgment, that it may be deemed an underwriter of any Business Combination Securities, then, if requested in writing by the Representative, the following shall apply:

(pp)          The Company agrees to notify the Representative with respect to, and to permit the Representative, to participate in any due diligence sessions with any Registrant or any Registrant Representative.

(qq)         The Company shall use its commercially reasonable efforts to provide drafts of all Business Combination Securities Disclosure Documents to the Representative and its legal counsel reasonably in advance of the filing by the Company of such Business Combination Securities Disclosure Document with the Commission or the circulation by any Registrant of any Business Combination Securities Disclosure Document to any prospective investor (or, if such filing or circulation is to be made by a Registrant other than the Company, any filing or circulation which is required to be approved by the Company), sufficient to allow the Representative and the Underwriters’ legal counsel an opportunity to comment on such Business Combination Securities Disclosure Document before its filing or circulation. The Company shall not permit the filing with or furnishing by the Company to the Commission of any Business Combination Securities Disclosure Document which names any of the Underwriters, their employees or their affiliates, or the issuance by the Company of any press release or the publication by the Company of any other communication in any form if (i) such communication relates to the Business Combination, and (ii) names any of the Underwriters, their employees or their affiliates, without the prior written consent of the Representative, which consent shall not unreasonably be withheld, delayed or conditioned.

(rr)           Notwithstanding any provision to the contrary herein, the Company agrees (i) that the Underwriters shall have the right, in connection with their reasonable due diligence under Section 5, to retain counsel and other consultants and experts as they may deem necessary or desirable (it being understood that the retention of any such consultant or expert or other advisor, other than outside legal counsel, will be made with the prior written approval of the Company, which approval will not be unreasonably withheld, conditioned or delayed); (ii) to use its reasonable best efforts to ensure that each counsel to the Company and to any other Registrant provides customary negative assurance letters to the Underwriters as of (x) the date of effectiveness of the Business Combination Securities Disclosure Document, and (y) the date of the shareholder vote to approve the Business Combination, each in form and substance reasonably satisfactory to the Representative, and (iii) to use its reasonable best efforts to ensure that each accounting firm or firms that were retained by the Company or by any other Registrant and that have audited any financial statements set forth in any Business Combination Securities Disclosure Document provide customary “comfort letters” to the Underwriters pursuant to AU 634 of the Public Company Accounting Oversight Board as of (A) the date of effectiveness of the Business Combination Securities Disclosure Document, and (B) the date of the shareholder vote to approve the Business Combination; and (iv) to take and shall use its reasonable best efforts to take any other actions reasonably requested by the Representative.

(ss)          Prior to the consummation of the Business Combination, the Company shall use its reasonable best efforts to include in the definitive agreement for the Business Combination a covenant for the assignment and assumption, by the public entity resulting from the initial Business Combination, of all of the Company’s obligations hereunder that survive the Business Combination Closing and (ii) that the Underwriters may rely on the representations and warranties contained therein as if they were a party thereto. The Company shall use its reasonable best efforts to ensure that each Target Business or other Registrant agrees to deliver to the Underwriters a certificate of an officer of such Target Business stating that to such officer’s knowledge, the representations and warranties made by the Target Business in the definitive agreement for the Business Combination are true and correct as of the date of such certificate, subject to (i) a customary materiality standard, (ii) any applicable carve-out with reference to disclosure included in the Business Combination Securities Disclosure Document and (iii) required adjustments for such representations and warranties that speak as of a specific date. In addition, in connection with the Business Combination, the Company will, and will use its reasonable best efforts to cause each Registrant to, comply in all material respects with the obligations and covenants of the Company which relate to the period following the Business Combination Closing set forth in Sections 3 and 5 of this Agreement.

(tt)            Nothing herein shall be deemed to require the Underwriters to limit their rights to compensation or to reimbursement of expenses without their express agreement or otherwise to assume any liability other than as may be expressly required under the Act.

(uu)         The Company acknowledges and agrees that nothing in this Section 5 shall be interpreted to obligate the Underwriters to take any action, or to refrain from taking any action, in connection with the Business Combination and any such actions will be undertaken by each Underwriter, in respect of itself, in its sole discretion.

6.              Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any Additional Closing Date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)            The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)            The Company shall have requested and caused Ellenoff Grossman & Schole LLP, and and Ogier (Cayman) LLP, each counsel for the Company, to have furnished to the Representative its opinions dated the Closing Date and addressed to the Representative, in a form reasonably acceptable to the Representative.

(c)            The Representative shall have received from Kirkland & Ellis LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Registration Statement, the General Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)            The Company shall have furnished to the Representative a certificate of the Company, signed by the Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, and this Agreement and that:

(i)            the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)           no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)          since the date of the most recent financial statements included in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(e)            The Company shall have requested and caused Marcum to have furnished to the Representative, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative, confirming that it is a registered public accounting firm that is independent with respect to the Company within the meaning of the Act and the Exchange Act and the applicable rules and regulations adopted by the Commission thereunder and that it has performed an audit of the financial statements of the Company for the period from July 25, 2024 (inception) through August 16, 2024, provided that the cutoff date shall not be more than two Business Days prior to such Execution Time or Closing Date, as applicable, and stating in effect that:

(i)            in their opinion the audited financial statements and financial statement schedules included in the Registration Statement, the General Disclosure Package and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission; and

(ii)           they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement, the General Disclosure Package and the Prospectus, including the information set forth under the captions “Dilution” and “Capitalization” in the General Disclosure Package and the Prospectus, agrees with the accounting records of the Company, excluding any questions of legal interpretation.

References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

(f)            Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the General Disclosure Package and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change in, or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(g)            Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(h)            FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

(i)            The Securities shall be duly listed subject to notice of issuance on The Nasdaq Global Market, satisfactory evidence of which shall have been provided to the Representative.

(j)            On the Effective Date, the Company shall have delivered to the Representative executed copies of the Trust Agreement, the Warrant Agreement, the Founder’s Purchase Agreement, the Private Placement Agreements, the Insider Letter, the Registration Rights Agreement and the Administrative Services Agreement.

(k)            At least one (1) Business Day prior to the Effective Date, the Sponsor shall have caused the applicable purchase price for the Private Placement Warrants to be deposited into the Trust Account.

(l)            No order preventing or suspending the sale of the Units in any jurisdiction designated by the Representative pursuant to Section 5(g) hereof shall have been issued as of the Closing Date, and no proceedings for that purpose shall have been instituted or shall have been threatened.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Kirkland & Ellis LLP, counsel for the Underwriters, at 601 Lexington Avenue, New York, New York 10022, Attention: Christian O. Nagler, Esq., unless otherwise indicated herein, on the Closing Date.

7.              Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof (other than clauses (ii) or (iii) thereof) or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representative on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.              Indemnification and Contribution.

(a)            The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of each Underwriter from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment), the Preliminary Prospectus, any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission or is otherwise required to retain, the Prospectus, any “road show” as defined in Section 433(h) of the Act or any Written Testing-the-Waters Communication or any Business Combination Securities Disclosure Document (or any amendment or supplement to the foregoing), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representative to the Company specifically for inclusion therein. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liability which the Company may otherwise have.

If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to this Section 8(a), such Underwriter shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its consent.

(b)            Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Company’s directors, the Company’s officers that signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Company acknowledges that the following statements set forth under the heading “Underwriting,” (x) the list of Underwriters and their respective roles and participation in the sale of the Securities, (y) the sentence related to the Underwriter’s intention not to make sales to discretionary accounts and (z) the paragraphs related to stabilization, covering transactions and bids, in the Preliminary Prospectus, the General Disclosure Package and the Prospectus (to the extent such statements relate to the Underwriters), constitute the only information furnished by or on behalf of any Underwriter through the Representative to the Company for purposes of this Section 8.

If any action is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Representative in writing of the institution of such action and the Representative, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Representative in connection with the defense of such action or the Representative shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representative shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representative.

(c)            If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 8 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Securities or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any claim or action.

(d)            The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in Section 8(c)(i) and, if applicable, Section 8(c)(ii). Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting commitments and not joint.

(e)            In any proceeding relating to the Registration Statement, the Preliminary Prospectus, the General Disclosure Package, any Written Testing-the-Waters Communication, the Prospectus, or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the exclusive jurisdiction of (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan and (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), agrees that process issuing from such courts may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party. In addition, the Company appoints Dixon Doll, Jr. as agent for service of process.

(f)            Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Securities and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, its directors or officers or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.            Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions that the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the Underwritten Securities, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities. If within one Business Day after such default relating to more than 10% of the Underwritten Securities the remaining Underwriters do not arrange for the purchase of such Underwritten Securities, then the Company shall be entitled to a further period of one Business Day within which to procure another party or parties reasonably satisfactory to the Representative to purchase said Underwritten Securities. In the event that neither the remaining Underwriters nor the Company purchase or arrange for the purchase of all of the Underwritten Securities to which a default relates as provided in this Section 9, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.            Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Units, Shares or Warrants shall have been suspended by the Commission, or trading in securities generally on the New York Stock Exchange or The Nasdaq Global Market shall have been suspended or limited or minimum prices shall have been established on such exchange or trading market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the General Disclosure Package or the Prospectus (exclusive of any supplement thereto) or (iv) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising in the ordinary course of business.

11.            Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.            Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity (as defined below) or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 12, the following terms shall have the following meaning: (2) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (x) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (y) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (z) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13.            Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or e-mailed to: B. Riley Securities, Inc., 299 Park Avenue, New York, NY 10171, Attention: Syndicate Department, with a copy to the Representative’s counsel at Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022, Attention: Christian O. Nagler, Esq., or, if sent to the Company, will be mailed, delivered or e-mailed to Roman DBDR Acquisition Corp. II, 9858 Clint Moore Road, Suite 205, Boca Raton, FL 33496, Attention: Dixon Doll, Jr., with a copy to the Company’s counsel at Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, New York, New York 10105, Attention: Stuart Neuhauser, Esq. and Joshua N. Englard, Esq.

14.            Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the affiliates, officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder. No party to this Agreement may assign, in whole or in part, this Agreement or any of its rights or obligations hereunder without the prior written consent of the other parties hereto.

15.            No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the Offering and the process leading up to the Offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the Offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

16.            Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

17.            Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York, without regards to the conflicts of laws principles that would apply to the laws of another jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in the Specified Courts, and the Company and each Underwriter irrevocably submit to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. The Company and each Underwriter irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

18.            WAIVER OF JURY TRIAL. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19.            Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. This Agreement may be executed by facsimile, PDF or other electronic means, which signatures will be accepted as if they were original execution signatures.

20.            Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21.            Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean 5:00 p.m. (New York time) on the date of this Agreement.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“FINRA Questionnaires” shall mean the written questionnaires sent on behalf of the Representative to the officers, directors, and holders of 5% or more of any class of the Company’s ordinary shares prior to the Closing Date.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“General Disclosure Package” shall mean (i) the Preliminary Prospectus dated [●], 2024, relating to the Securities and (ii) the Time of Delivery Information, if any, set forth on Schedule II hereto.

“Liquidation” shall mean the distributions of the Trust Account to the Public Shareholders in connection with the redemption of Shares held by the Public Shareholders pursuant to the terms of the Amended and Restated Memorandum if the Company fails to consummate a Business Combination.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus and prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 172”, “Rule 405”, “Rule 419”, “Rule 424”, “Rule 430A”, “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the Offering covered by the registration statement referred to in Section 1(a) hereof.

22.            CONSTRUCTION.

Unless the context otherwise requires:

(a)            the words “hereof,” “hereto,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b)            words defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(c)            wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(d)            references herein to any law shall be deemed to refer to such law as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder;

(e)            if the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day;

(f)            with regard to each and every term and condition of this Agreement and all other agreements and instruments subject to the terms hereof, the parties understand and agree that such documents have been mutually negotiated, prepared and drafted, and if at any time the parties desire or are required to interpret or construe any such term or condition, no consideration will be given to the issue of which party actually prepared, drafted or requested any such term or condition; and

(g)            a reference to “knowledge” of the Company or of which the Company is “aware” means to the actual knowledge of any of the directors or officers of the Company, each after due and reasonable inquiry.

[Remainder of page intentionally left blank.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

ROMAN DBDR ACQUISITION CORP. II

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby
confirmed and accepted as of the date first above written.

B. RILEY SECURITIES, INC.

By:
Name:
Title:

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
B. Riley Securities, Inc.	[●]
[●]	[●]
Total	20,000,000

SCHEDULE II

TIME OF DELIVERY INFORMATION

Roman DBDR Acquisition Corp. II. priced 20,000,000 units at $10.00 per unit plus an additional 3,000,000 units if the underwriters exercise their over-allotment option in full.

The underwriting discounts and commissions shall be $0.20 per Unit.

The amounts in the Trust Account may be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.

The units will be issued pursuant to an effective registration statement that has been previously filed with the U.S. Securities and Exchange Commission.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such state or jurisdiction.

Copies of the prospectus related to this offering may be obtained from B. Riley Securities, Inc., 299 Park Avenue, New York, NY 10171, Attention: Syndicate Department.

SCHEDULE III

SCHEDULE OF WRITTEN TESTING-THE-WATERS COMMUNICATIONS

1.            Investor presentation dated [●] 2024.

EXHIBIT A

Form of Press Release

Roman DBDR Acquisition Corp. II

[Date]

Roman DBDR Acquisition Corp. II (the “Company”) announced today that B. Riley Securities, the sole book-running manager and underwriter in the Company’s recent public sale of Units, is [waiving] [releasing] a lock-up restriction with respect to shares of the Company’s [Class A ordinary shares] [Warrants] [Units] held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [Date], and the securities may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act of 1933, as amended.